Exhibit 99.1

Falcon’s Beyond Announces First Quarter 2024 Results

Company Reports Consolidated Revenue of $1.5 Million

Company’s Unconsolidated Subsidiary, Falcon’s Creative Group, Q1 Revenue Increased to $14.9 million and Company’s Unconsolidated Joint Venture, Producciones de Parques, Q1 Revenue Increased to $7.5 million

Company Plans Growth Amidst Surge in Global Spending
in Theme Parks and Location-Based Entertainment

Orlando, FL — May 16, 2024 — Falcon’s Beyond Global, Inc. (Nasdaq: FBYD) (“Falcon’s Beyond”, “Falcon’s” or the “Company”), a visionary leader in innovative and immersive storytelling through Falcon’s Creative Group (“FCG”), Falcon’s Beyond Destinations (“FBD”) and Falcon’s Beyond Brands (“FBB”), today announced its financial results for the first quarter of fiscal year 2024 ended March 31, 2024.

Scott Demerau, Co-Founder and Executive Chairman of Falcon’s Beyond, commented, “We are thrilled to share our earnings results for the first quarter since our Nasdaq listing at the end of last year, and this milestone marks the beginning of an exciting new chapter for Falcon’s Beyond as a public company. Falcon’s Beyond connects the world by bringing stories to life through theme parks, resorts, ride and technology sales, animation, consumer products, gaming and beyond. Our Company is more than just an entertainment pioneer; we are innovators in immersive storytelling, operating at the intersection of content, technology and experiences and, with our innovative approach and industry-leading expertise, we are poised to unlock significant growth opportunities in the ever-evolving and rapidly growing entertainment landscape.”

Demerau continued, “This year, we remain well-positioned to continue expanding our IP and leveraging our critical partnerships, including with Qiddiya, the organization behind entertainment and tourism megaprojects, and Raging Power Limited, a subsidiary of K11, the Hong Kong-based mall developer. As the entertainment industry continues to undergo rapid transformation fueled by unprecedented spending in both legacy U.S. and new markets, we see immense growth potential for our Company. As we embark on this new chapter as a public company, we remain steadfast in our commitment to pushing the boundaries of immersive storytelling and delivering extraordinary moments that inspire and delight audiences worldwide.”

Simon Philips, President of Falcon’s Beyond, stated, “We are delighted to share the exciting developments at Falcon’s in the first quarter of 2024. Early in the quarter, we announced a licensing agreement with The Hershey Company to bring their iconic brands, including Hershey’s, Reese’s, Jolly Rancher, and Twizzlers, to life in new location-based entertainment attractions. Additionally, we were pleased to announce that Falcon’s Creative Group, as part of our ongoing partnership with Qiddiya City near Riyadh, Saudi Arabia, will serve as the master planner, attraction designer, and creative guardian for the pioneering Dragon Ball theme park. Qiddiya has revealed that the park will feature five state-of-the-art rides as part of a lineup of over 30 attractions set against the stunning Tuwaiq mountains backdrop. Furthermore, within Qiddiya City, Falcon’s Creative Group is overseeing the creative guardianship of Saudi Arabia’s first water theme park, Aquarabia, and supporting the creation of a dedicated Gaming & Esports District.”

Philips continued, “This quarter, Falcon’s also entered into a letter of intent with Tanseisha Co., a Tokyo-based designer and creator of commercial and cultural facilities, to explore developing new themed entertainment experiences, including location-based entertainment that brings popular Japanese anime and manga to life. In March, we launched Falcon’s Attractions Systems & Technologies, our latest expansion strategy, highlighting Falcon’s Beyond’s commitment to selling cutting-edge immersive rides and attractions worldwide. This quarter’s achievements underscore the strength of our business model, the creativity of our team and the enduring appeal of our unique entertainment offerings.”

First Quarter 2024 Financial Highlights

●	Falcon’s Beyond generated consolidated revenues of $1.5 million for the three-month period ended March 31, 2024, representing fees for corporate and shared services earned by its FCG division.

o	The Company’s FCG subsidiary was deconsolidated and accounted for as an equity method investment for all periods subsequent to July 27, 2023, when an affiliate of the Qiddiya Investment Company (“QIC”) invested $30 million in FCG as a strategic investment to obtain a 25% equity interest in the form of preferred units of FCG with the Company holding the remaining 75% interest in the form of common units. The deconsolidation was due to certain participation rights held by QIC in conjunction with the strategic investment.

●	FCG recorded revenues of $14.9 million in the three-month period ended March 31, 2024, representing an increase of $6.9 million, or 87%, over the corresponding period of 2023 when FCG was fully consolidated by the Company. FCG also recorded operating income of $1.6 million and net income of $1.8 million in the three-month period ended March 31, 2024 compared with an operating loss of $1.2 million and net loss of $1.2 million for the corresponding period of 2023. After the QIC preferred return and amortization, Falcon’s Beyond’s share of income was $0.5 million from FCG for Q1 2024.

●	Falcon’s Beyond’s Producciones de Parques, S.L. (“PDP”) 50:50 joint venture with Melia Hotels International recognized revenues of $7.5 million in the three-month period ended March 31, 2024, a $1.2 million increase over the corresponding period of 2023, primarily due to increases in rate at the Tenerife and Mallorca hotels. Income from operations increased $0.8 million to $1.3 million and net income $0.8 million to $1.0 million. Falcon’s Beyond’s share of income was $0.5 million from PDP for Q1 2024.

●	Falcon’s Beyond consolidated net income increased by $123.8 million to $114.0 million for the three months ended March 31, 2024, compared to ($9.9) million loss for the three months ended March 31, 2023, primarily driven by a $118.6 million gain from change in fair value of earnout liabilities.

●	Adjusted EBITDA[1] increased from $(8.0) million to $(4.5) million for the three months ended March 31, 2024, compared to ($8.0) million for the three months ended March 31, 2023, primarily driven by lower selling, general and administrative expenses due to reduction in third-party accounting, audit and legal fees relating to public company readiness as the Company moves forward from its completed business combination transaction in October 2023."

Jo Merrill, Chief Financial Officer of Falcon’s Beyond, stated, “We saw robust financial performance in our inaugural earnings report, including an 87% year-over-year increase in revenue in Falcon’s Creative Group, and we are committed to reinvesting in and optimizing our business to foster our continued growth. We are excited to continue delivering exceptional experiences for our guests, customers and partners.”

About Falcon’s Beyond

Falcon’s Beyond is a visionary leader in innovative and immersive storytelling, sitting at the intersection of three potential high growth business opportunities: content, technology, and experiences. Falcon’s Beyond propels intellectual property (IP) activations concurrently across physical and digital experiences through three core business units: Falcon’s Creative Group creates master plans, designs attractions and experiential entertainment, and produces content, interactives and software. Falcon’s Beyond Destinations develops a diverse range of entertainment experiences using both Falcon’s Beyond owned and third party licensed intellectual property, spanning location-based entertainment, dining, and retail. Falcon’s Beyond Brands endeavors to bring brands and intellectual property to life through animation, movies, licensing and merchandising, gaming as well as ride and technology sales. Falcon’s Beyond also invents immersive rides, attractions and technologies for entertainment destinations around the world.

FALCON’S BEYOND and its related trademarks are owned by Falcon’s Beyond.

[1]	Adjusted EBITDA is a non-GAAP financial measure. See “Use and Definition of Non-GAAP Financial Measure” below for more information and a reconciliation to the most directly comparable GAAP measure.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this Form 8-K, words such as “continue,” “potential,” “will,” “expected,” “plans,” and similar expressions identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those expressed in or implied by the forward-looking statements, including (1) our ability to sustain our growth, effectively manage our anticipated future growth, and implement our business strategies to achieve the results we anticipate, (2) impairments of our intangible assets and equity method investment in our joint ventures, (3) our ability to raise additional capital, (4) the closure of Katmandu Park DR and the repositioning and rebranding of our FBD business, (5) the success of our growth plans in FCG, (6) our customer concentration in FCG, (7) the risk that contractual restrictions relating to the Strategic Investment may affect our ability to access the public markets and expand our business, (8) the risks of doing business internationally, including in the Kingdom of Saudi Arabia, (9) our indebtedness, (10) our dependence on strategic relationships with local partners in order to offer and market our products and services in certain jurisdictions, (11) our reliance on our senior management and key employees, and our ability to hire, train, retain, and motivate qualified personnel, (12) cybersecurity-related risks, (13) our ability to protect our intellectual property, (14) our ability to remediate identified material weaknesses in our internal controls over financial reporting, (15) the concentration of share ownership and the significant influence of the Demerau Family and Cecil D. Magpuri, (16) the outcome of pending, threatened and future legal proceedings, (17) our continued compliance with Nasdaq continued listing standards, (18) risks related to our Up-C entity structure and the fact that we may be required to make substantial payments to certain unitholders under our Tax Receivable Agreement, and the risks disclosed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on April 29, 2024, and the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements herein speak only as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Use and Definition of Non-GAAP Financial Measure

We prepare our unaudited condensed consolidated financial statements in accordance with US GAAP. In addition to disclosing financial results prepared in accordance with US GAAP, we disclose information regarding Adjusted EBITDA which is a non-GAAP measure. We define Adjusted EBITDA as net income (loss), determined in accordance with US GAAP, for the period presented, before interest expense, net, income tax expense, depreciation and amortization, transaction expenses related to the business combination, credit loss expense, change in fair value of warrant liabilities, and change in fair value of earnout liabilities. We believe that Adjusted EBITDA is useful to investors as it eliminates the non-cash depreciation and amortization expense that results from our capital investments and intangible assets recognized in any business combination and improves comparability by eliminating the interest expense associated with our debt facilities, which may not be comparable with other companies based on our structure.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under US GAAP. A reconciliation of non-GAAP Adjusted EBITDA to GAAP Net Income, the most directly comparable GAAP financial measure, is included below under the heading “Reconciliation of Non-GAAP Financial Measure”.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands of U.S. dollars)

	(Unaudited) As of March 31, 2024	As of December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$1,050	$672
Accounts receivable, net ($1,794 and $632 related party as of March 31, 2024 and December 31, 2023, respectively)	1,794	696
Other current assets ($2,094 related party as of March 31, 2024)	3,303	1,061
Total current assets	6,147	2,429
Investments and advances to equity method investments	61,292	60,643
Property and equipment, net	22	23
Other non-current assets	322	264
Total assets	$67,783	$63,359

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable ($1,601 and $1,357 related party as of March 31, 2024 and December 31, 2023, respectively)	$6,524	$3,852
Accrued expenses and other current liabilities ($445 and $475 related party as of March 31, 2024 and December 31, 2023, respectively)	20,741	20,840
Short-term debt ($7,221 related party as of March 31, 2024)	8,471	—
Current portion of long-term debt ($4,899 and $4,878 related party as of March 31, 2024 and December 31, 2023, respectively)	6,660	6,651
Earnout liabilities – current portion	155,331	183,055
Total current liabilities	197,727	214,398
Other long-term payables	5,500	5,500
Long-term debt, net of current portion ($16,952 and $18,897 related party as of March 31, 2024 and December 31, 2023, respectively)	20,476	22,965
Earnout liabilities, net of current portion	214,695	305,586
Warrant liabilities	3,691	3,904
Total liabilities	442,089	552,353

Commitments and contingencies – Note 10

Stockholders’ equity (deficit)
Class A common stock ($0.0001 par value, 500,000,000 shares authorized; 9,879,248 issued and outstanding at March 31, 2024 and 500,000,000 shares authorized; 7,871,643 issued and outstanding as of December 31, 2023)	1	1
Class B common stock ($0.0001 par value, 150,000,000 shares authorized; 50,034,117 issued and outstanding at March 31, 2024 and 150,000,000 shares authorized; 52,034,117 issued and outstanding as of December 31, 2023)	5	5
Additional paid-in capital	(10,086)	11,699
Accumulated deficit	(51,425)	(68,594)
Accumulated other comprehensive loss	(215)	(216)
Total equity attributable to common stockholders	(61,720)	(57,105)
Non-controlling interests	(312,586)	(431,889)
Total equity	(374,306)	(488,994)
Total liabilities and equity	$67,783	$63,359

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)
(in thousands of U.S. dollars, except share and per share data)

	Three months ended March 31, 2024	Three months ended March 31, 2023
Revenue ($1,516 and $3,498 related party for the three months ended March 31, 2024 and 2023, respectively)	$1,516	$9,194
Operating expenses:
Project design and build expense	—	6,288
Selling, general and administrative expense	6,793	9,749
Transaction expenses	7	—
Credit loss expense ($12 and $254 related party for the three months ended March 31, 2024 and 2023, respectively)	12	254
Research and development expense ($16 and $0 related party for the three months ended March 31, 2024 and 2023, respectively)	16	463
Depreciation and amortization expense	1	1,342
Total operating expenses	6,829	18,096
Loss from operations	(5,313)	(8,902)
Share of gain (loss) from equity method investments	1,154	(1,279)
Interest expense ($(205) and $(204) related party for the three months ended March 31, 2024 and 2023, respectively)	(269)	(271)
Interest income	3	—
Change in fair value of warrant liabilities	208	—
Change in fair value of earnout liabilities	118,615	—
Foreign exchange transaction gain (loss)	(375)	599
Net income (loss) before taxes	$114,023	$(9,853)
Income tax benefit	1	3
Net income (loss)	$114,024	$(9,850)
Net income attributable to noncontrolling interest	96,855	—
Net income attributable to common stockholders	17,169	—

Net income (loss) per share, basic	1.90	n/a
Net income (loss) per share, diluted	1.53	n/a
Weighted average shares outstanding, basic	9,021,520	n/a
Weighted average shares outstanding, diluted	9,209,020	n/a

Comprehensive income (loss):
Net income (loss)	$114,024	$(9,850)
Foreign currency translation gain	4	283
Total comprehensive income (loss)	$114,028	$(9,567)
Comprehensive income attributable to noncontrolling interest	96,858	n/a
Comprehensive income attributable to common stockholders	$17,170	n/a

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands of U.S. dollars)

	Three months	Three months
	ended March 31,	ended March 31,
	2024	2023
Cash flows from operating activities
Net income (loss)	114,024	(9,850)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1	1,342
Deferred loss on sales to equity method investments	—	185
Foreign exchange transaction loss (gain)	375	(607)
Share of (gain) loss from equity method investments	(1,154)	1,279
Loss on sale of equipment	2	—
Change in deferred tax asset	—	(3)
Credit loss expense ($12 and $254 related party for the three months ended March 31, 2024 and 2023, respectively)	12	254
Change in fair value of earnouts	(118,615)	—
Change in fair value of warrants	(208)	—
Share based compensation expense	346	—
Changes in assets and liabilities:
Accounts receivable, net ($(1,174) and $(1,428) related party for the three months ended March 31, 2024 and 2023, respectively)	(1,133)	(845)
Other current assets	73	(89)
Inventories	—	(107)
Contract assets ($0 and $(334) related party for the three months ended March 31, 2024 and 2023, respectively)	—	(2,215)
Capitalization of ride media content	—	(60)
Deferred transaction costs	—	(465)
Long term receivable – related party	—	(1,227)
Other non-current assets	(58)	26
Accounts payable ($241 related party for the three months ended March 31, 2024)	2,669	1,794
Accrued expenses and other current liabilities ($33 and $448 related party for the three months ended March 31, 2024 and 2023, respectively)	(102)	3,791
Contract liabilities ($0 and $(123) related party for the three months ended March 31, 2024 and 2023, respectively)	—	299
Net cash used in operating activities	(3,768)	(6,498)
Cash flows from investing activities		—
Purchase of property and equipment	(4)	(133)
Short-term advances to affiliates	(2,094)	—
Proceeds from sale of equipment	2	—
Net cash used in investing activities	(2,096)	(133)
Cash flows from financing activities
Principal payment on finance lease obligation	—	(40)
Proceeds from debt – related party	7,221	—
Proceeds from debt – third party	1,250	—
Repayment of debt – related party	(1,182)	(222)
Repayment of debt – third party	(427)	(416)
Proceeds from related party credit facilities	4,650	3,000
Repayment of related party credit facilities	(5,392)	(2,500)
Proceeds from exercised warrants	111	—
Net cash provided by (used in) financing activities	6,231	(178)
Net increase (decrease) in cash and cash equivalents	367	(6,809)
Foreign exchange impact on cash	11	(6)
Cash and cash equivalents – beginning of period	672	8,366
Cash and cash equivalents at end of year	1,050	1,551
Supplemental disclosures:
Cash paid for interest	207	456
Non-cash activities:
Operating lease right-of-use assets obtained in exchange for new operating lease liabilities (all operating lease assets and liabilities have been deconsolidated as of July 27, 2023)	—	514
Conversion of warrants to common shares, Class A	7,137	—
Conversion of Class B Common Stock to Class A Common Stock	14,733	—

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)/MEMBERS’ EQUITY (UNAUDITED)
(in thousands of U.S. dollars, except unit and share data)

	Units	Members’ capital	Accumulated deficit	Accumulated other comprehensive loss	Members’ equity
December 31, 2022	54,483,789	$94,201	$(24,147)	$(1,690)	$68,364
Net loss			(9,850)		(9,850)
Foreign currency translation gain				283	283
March 31, 2023	54,483,789	$94,201	$(33,997)	$(1,407)	$58,797

	Common Stock, Class A		Common Stock, Class B		Additional paid-in	Accumulated other comprehensive	Accumulated	Total equity attributable to common	Non- Controlling	Total
	Shares	Amount	Shares	Amount	capital	loss	deficit	stockholders	Interest	equity
December 31, 2023	7,871,643	$1	52,034,117	$5	$11,699	$(216)	$(68,594)	$(57,105)	$(431,889)	$(488,994)
Conversion of Warrants to Common Shares	7,605				(7,137)			(7,137)	7,230	93
Conversion of Class B Common Stock to Class A Common Stock	2,000,000		(2,000,000)		(14,733)			(14,733)	14,733	-
Stock compensation expense					85			85	482	567
Net income							17,169	17,169	96,855	114,024
Foreign currency translation gain						1		1	3	4
March 31, 2024	9,879,248	$1	50,034,117	$5	(10,086)	(215)	(51,425)	(61,720)	(312,586)	(374,306)

Reconciliation of Non-GAAP Financial Measure

	Three months ended March 31, 2024	Three months ended March 31, 2023
Net income (loss)	$114,024	$(9,850)
Interest expense	269	271
Interest income	(3)	—
Income tax benefit	(1)	(3)
Depreciation and amortization expense	1	1,342
EBITDA	114,290	(8,240)
Transaction expenses	7	—
Credit loss expense	12	254
Change in fair value of warrant liabilities	(208)	—
Change in fair value of earnout liabilities	(118,615)	—
Adjusted EBITDA	$(4,514)	$(7,986)

Contacts:

Investor Relations:

Brett Milotte, ICR
IR@FalconsBeyond.com